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                                                                      EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We herby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-43512 and 333-50808) and on Form S-8 (File Nos. 33-5465, 2-71457, 333-02563 and 333-25563) of TECO Energy, Inc. of our
report dated Jan. 12, 2001, except for the information in Note P for which the date is Feb. 7, 2001 relating to the financial statements, which appear in this Form 8-K.


/s/ PricewaterhouseCoopers LLP

Tampa, Florida
Feb. 19, 2001



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